Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-120302) of Micromet, Inc.,

(2)	Registration Statement (Form S-4 No. 333-131817) of Micromet, Inc.,

(3)	Registration Statement (Form S-3 No. 333-136802) of Micromet, Inc.,

(4)	Registration Statement (Form S-8 No. 333-120579) pertaining to the CancerVax Corporation Amended and Restated 2003 Equity Incentive Award Plan,

(5)
Registration Statement (Form S-8 No. 333-110085) pertaining to CancerVax Corporation Third Amended and Restated 2000 Stock Incentive Plan, CancerVax Corporation 2003 Equity Incentive Award Plan and CancerVax Corporation Employee Stock Purchase Plan,

(6)	Registration Statement (Form S-3 No. 333-144695) of Micromet, Inc.,

(7)	Registration Statement (Form S-3 No. 333-154732) of Micromet, Inc., and

(8)	Registration Statement (Form S-3 No. 333-155996) of Micromet, Inc.

of our report dated March 16, 2009, with respect to the consolidated financial statements of Micromet, Inc. and subsidiaries and our report dated March 16, 2009, with respect to the effectiveness of internal control over financial reporting of Micromet, Inc., included in this Annual Report (Form 10-K) of Micromet, Inc. for the year ended December 31, 2008.

/s/ Ernst & Young LLP

McLean, Virginia
March 16, 2009